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                                                                   [Exhibit 8.1]





                                 August 8, 2002


Windrose Medical Properties Trust
3502 Woodview Trace, Suite 200
Indianapolis, Indiana  46268


                        Windrose Medical Properties Trust
                                Qualification as
                          Real Estate Investment Trust


Ladies and Gentlemen:

         We have acted as counsel to Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Form S-11 registration statement (the "Registration Statement") filed with the Securities and Exchange Commission ("SEC") on May 24, 2002 (No. 333-89186), as amended through the date hereof, with respect to the offering and sale (the "Offering") of 6,700,000 common shares of beneficial interest, par value $0.01 per share, of the Company (the "Common Shares"). You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

         The Company has contracted to acquire, through Windrose Medical Properties, L.P., a Virginia limited partnership (the "Operating Partnership"), interests in one medical office building, one ambulatory surgery center, and four outpatient treatment and diagnostic facilities (the "Properties"). In acquiring the Properties, the Operating Partnership will succeed to the existing leases of the Properties to existing tenants (the "Leases"). The Operating Partnership also will acquire the asset and liabilities of Windrose International, LLC, an Indiana limited liability company ("Windrose International"), and its subsidiaries in exchange for units of limited partnership interest in the Operating Partnership.

         In giving this opinion letter, we have examined the following:

1. the Company's Articles of Amendment and Restatement, in the form filed as an exhibit to the Registration Statement;



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Windrose Medical Properties Trust
August 8, 2002
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2. the Company's Bylaws, in the form filed as an exhibit to the Registration
Statement;

3. the Registration Statement, including the prospectus contained as part thereof (the "Prospectus");

4. the Limited Partnership Agreement of the Operating Partnership between the Company, as general partner, and Fred S. Klipsch, as limited partner;

5. the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement") among the Company, as general partner, and several limited partners, in the form filed as an exhibit to the Registration Statement;

6. the Contribution Agreement among Windrose International, Med Properties Management Group, LLC, an Indiana limited liability company, Hospital Affiliates Development Corporation, an Indiana corporation, Med Properties Asset Group, LLC, an Indiana limited liability company, Fred S. Klipsch, O.B. McCoin, Robin Barksdale, Charles Lanham, Frederick L. Farrar, Mike Klipsch, Steve Klipsch, the Operating Partnership, and the Company, in the form filed as an exhibit to the Registration Statement;

7. the Leases; and

8. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed, with your consent, that:

1. during its short taxable year ending December 31, 2002 and future taxable years, the Company will operate in a manner that will make the representations contained in a certificate, dated August 7, 2002 and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

2. the Company will not make any amendments to its organizational documents or the Operating Partnership Agreement after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;




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Windrose Medical Properties Trust
August 8, 2002
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3. each partner of the Operating Partnership (a "Partner") that is a corporation or other entity has a valid legal existence;

4. each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the transactions contemplated thereby; and

5. no action will be taken by the Company, the Operating Partnership, or the Partners after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

         In connection with the opinions rendered below, we also have relied upon the correctness of the factual representations contained in the Officer's Certificate.

         Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussion in the Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" (which is incorporated herein by reference), we are of the opinion that:

                  (a) commencing with the Company's short taxable year beginning on the day before the closing of the Offering and ending December 31, 2002, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

                  (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares.

                  We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.




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Windrose Medical Properties Trust
August 8, 2002
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                  The foregoing opinions are based on current provisions of the
Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the captions "Federal Income Tax Consequences of Our Status as a REIT" and "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

                  The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and the purchasers of the Common Shares pursuant to the Prospectus, and it speaks only as of the date hereof. This opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                        Very truly yours,

                                        /s/ Hunton & Williams